Exhibit 23.5

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 7, 2009, with respect to the special-purpose combined financial statements and schedule of Verizon’s Separate Telephone Operations included in the Amendment No. 2 to the Registration Statement (Form S-4 No. 333-160789 ) and related Prospectus of Frontier Communications Corporation for the registration of 749,571,429 shares of its common stock.

/s/ Ernst & Young LLP

New York, New York

September 14, 2009